Exhibit 10.1

SETTLEMENT AND AMENDMENT AGREEMENT

This Settlement and Amendment Agreement dated as of August 30, 2012 (this “Agreement”), by and among KIT digital, Inc., a Delaware corporation (the “Company”), and the party listed as the Investor on the signature page hereto (“Investor”). The Company and the Investor are referred to herein as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Securities Purchase Agreement (as defined herein below).

WHEREAS, the Company and the Investor are parties to that certain Securities Purchase Agreement, dated May 15, 2012 (the “Securities Purchase Agreement”) pursuant to which, among other things, the Company issued to the Investor a warrant to purchase shares of common stock of the Company (each warrant, a “Warrant”);

WHEREAS, the Company and the Investor have a dispute regarding the First Adjustment Share Amount and the amount and timing of a cash settlement to be made under Section 1(b)(v) of the Securities Purchase Agreement;

WHEREAS, Section 9(e) of the Securities Purchase Agreement provides that the Securities Purchase Agreement may be amended by an instrument signed by the Company and the Required Holders, but this Agreement will not be effective until each of the other investors under the Securities Purchase Agreement (the “Other Investors”) sign an Other Agreement (as defined below);

WHEREAS, Section 9 of the Warrants provides that the Warrants may be amended if the Company has obtained the written consent of the Required Holders, but this Agreement will not be effective until each of the Other Investors sign an Other Agreement; and

WHEREAS, the Parties desire to resolve in writing all differences they have with respect to the Securities Purchase Agreement and the Warrants as to the payment of the Adjustment Shares and cash amounts related thereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.         Effective Time. This Agreement shall be deemed effective upon the latest to occur of (a) the date the Company and the Investor shall have executed and delivered this Agreement, (b) the date the Company and each of the Other Investors shall have executed and delivered an agreement in substance identical to this Agreement (other than with respect to legal fee reimbursement by the Company) (collectively, the “Other Agreements”), (c) the delivery of the first Cash Payment to the Investor by the Company, as contemplated in Section 5 hereof, and (d) the date the Company shall have paid the Legal Fee Payment (as defined below) to Schulte Roth & Zabel LLP (the “Effective Time”). Investor hereby consents for all purposes of the Transaction Documents to all the terms and conditions of this Agreement and the transactions contemplated hereby.

2.         Investor’s Representations and Warranties. The Investor represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Effective Time:

(i)         Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and constitutes the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(ii)         No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (x) result in a violation of the organizational documents of the Investor, (y) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (z) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (y) and (z) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

3.         Company’s Representations and Warranties. The Company represents and warrants to the Investor that, as of the date hereof and as of the Effective Time:

(i)         Organization and Qualification. Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(ii)         Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity, applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, or limits on indemnification under applicable federal securities laws.

(iii)         No Conflicts. The execution, delivery and performance this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of any memorandum of association, certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The NASDAQ Global Select Market (the “Principal Market”) and applicable laws of the State of Delaware and any other state laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(iv)         Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, in each case in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof (or in the case of filings, will be made timely after the date hereof), and the Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(v)         No Undisclosed Event. The Company represents that, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time by the Company but which has not yet been so publicly announced or disclosed.

4.         Payment. Company agrees to pay to the Investor an aggregate amount of $_________ [NOTE - $[4,450,000] to all Investors] (the “Cash Payment”). [NOTE - The amount payable to each Investor shall be in proportion to such Investor’s total investment amount under the Securities Purchase Agreement as set forth in the Schedule of Buyers attached thereto]. Fifty percent (50%) of such amount shall be paid by wire transfer of immediately available funds within one Business Day of the date hereof to an account designated in writing by Investor. The remaining fifty percent (50%) of such amount shall be paid by wire transfer of immediately available funds on October 15, 2012 to an account designated in writing by Investor. Notwithstanding anything to the contrary contained herein, if the Company shall fail to pay to the Investor the Cash Payment in full on or prior to October 15, 2012, unless waived in writing by the Investor in its sole discretion, effective as of 12:01 am Eastern time on October 16, 2012, the provisions of Sections 5, 6, 7 and 11 hereof shall be automatically terminated and cancelled and shall be deemed to be void ab initio.

5.         Amendments to the Securities Purchase Agreement. Upon the Effective Time, the Investor, (who together with Other Investors constitute the Required Holders), and the Company hereby amend the Securities Purchase Agreement pursuant to Section 9(e) thereof as follows:

a)         The Parties agree and acknowledge that no further Adjustment Shares shall be required to be issued under the Securities Purchase Agreement and no cash amounts shall be required to be paid in respect of any Adjustment Shares or failure to issue any such Adjustment Shares. In furtherance of the foregoing, the Parties agree and acknowledge that there shall be no “Second Adjustment Date,” “Second Adjustment Price,” “Second Adjustment Share Amount,” “Third Adjustment Date,” “Third Adjustment Price,” and “Third Adjustment Share Amount.” Accordingly, the Securities Purchase Agreement is hereby amended, from and after the date hereof, such that Section 1(b) and Section 1(c) of the Securities Purchase Agreement are hereby deleted in their entirety.

b)         Section 4(o)(ii) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with “[Intentionally Omitted]”.

c)         The first sentence of Section 4(o)(iii) of the Securities Purchase Agreement is hereby amended in its entirety so that it reads: “From and after the date hereof until the eighteen (18) month anniversary of the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o)(iii).” The term “Subsequent Placement” shall have the same meaning as set forth in the Securities Purchase Agreement immediately prior to the Effective Time.

d)         The definition of Stockholder Meeting Deadline in Section 4(q) of the Securities Purchase Agreement is hereby amended in its entirety so that it reads: “…as promptly as commercially appropriate as determined in the good faith business judgment of the Company’s Board of Directors, but in no event later than December 15, 2012”.

6.         Warrant Amendments. Upon the Effective Time, the Investor executing this Agreement (who together with Other Investors constitute all holders of Warrants) and the Company hereby amend all of the issued and outstanding Warrants pursuant to Section 9 thereof as follows (with capitalized terms used herein as defined in the Warrants):

Section 4 of the Warrants shall be amended by adding thereto a new paragaph (d) as follows:

“(d) In the event that a Fundamental Transaction is consummated whereby the Successor Entity (or its Parent) in such Fundamental Transaction acquires 100% of the equity of the Company not already owned by it or its affiliates solely through the payment of cash consideration, then notwithstanding anything to the contrary in this Section 4, the Company shall be permitted to effect such Fundamental Transaction, and the Holder shall only have the right, in connection with such Fundamental Transaction, to elect (the “Fundamental Transaction Election”) to receive at the consummation of such Fundamental Transaction either (x) all consideration to be received by a holder of the number of shares of Common Stock for which this Warrant is then exercisable (without giving effect to any limitations or restrictions on exercise herein) less the aggregate Exercise Price under this Warrant for such number of shares of Common Stock or (y) the Black Scholes Value of the remaining unexercised portion of this Warrant (without giving effect to any limitations or restrictions on exercise herein), such Fundamental Transaction Election to be made by the Holder hereof by written notice to the Company not less than five (5) days prior to the consummation of such Fundamental Transaction (the “Election Time”). If the Holder fails to deliver any such notice by the Election Time, the Holder shall be deemed to have elected to receive the Black-Scholes Value of this Warrant contemplated in clause (y) above. Such written notice shall contain wire transfer instructions for payment of such amounts due under this paragraph (or if no notice is provided and an election is deemed to have been made to receive the Black Scholes Value the wire transfer instructions provided in connection with this Agreement shall be used or, at the request of the Company, the Holder shall be required to provide wire instructions for use for the payment of the Black Scholes Value at the consummation of such Fundamental Transaction). The Company shall have the obligation to pay, or cause to be paid, all amounts contemplated to be paid to the Holder under this paragraph (d) simultaneously with the consummation of the applicable Fundamental Transaction contemplated above. Upon the consummation of such Fundamental Transaction and the Holder’s receipt of all payments contemplated to be paid to the Holder under this paragraph (d), the Warrant shall cease to be outstanding. Notwithstanding anything to the contrary contained herein, the provisions of this paragraph (d) shall be subject to the requirement that the Fundamental Transaction be consummated on the same terms as in effect at the Election Time. If the Fundamental Transaction is consummated on terms that are different from the terms of such Fundamental Transaction prevailing at the Election Time, (i) the Company shall so notify the Holder in writing promptly but in no event later than five (5) Business Days immediately prior to the consummation of such Fundamental Transaction and (ii) the Holder shall have the right to submit another Fundamental Transaction Election by written notice to the Company not later than one (1) Business Day prior to the consummation of such amended Fundamental Transaction; provided, however, that in the event that the terms of such Fundamental Transaction change after the Election Time such that such Fundamental Transaction no longer provides for the acquisition of 100% of the equity of the Company as aforesaid and/or the consideration to be paid upon consummation of such Fundamental Transaction includes consideration other than cash, the provisions of this paragraph (d) shall no longer apply to such Fundamental Transaction and the Holder shall have all rights otherwise set forth in Section 4 hereof.”

In addition, the definition of “Fundamental Transaction” set forth in Section 17(l) of the Warrants is hereby amended to add the following sentence to the end of such definition: “Notwithstanding anything to the contrary contained in the definition of Fundamental Transaction, a consolidation, merger, sale, assignment, transfer, conveyance or other disposition by a Subsidiary that would otherwise be covered by clause (A)(i) or (A)(ii) of the definition of Fundamental Transaction where the consideration in such Fundamental Transaction is solely cash (and/or, in the case of an asset sale transaction, assumption of liabilities) shall not constitute a Fundamental Transaction so long as (i) the consummation of any such transaction shall have occurred after August 30, 2012 and on or prior to February 27, 2014, (ii) the aggregate gross revenues represented by (x) the Subsidiaries and assets of such Subsidiaries that are subject to all such transactions and (y) any other consolidation, merger, sale, assignment, transfer, conveyance or other disposition of a Subsidiary or by a Subsidiary (but it is understood and agreed that a sale, assignment, transfer, conveyance or disposition by a Subsidiary of products in the ordinary course of business operations consistent with past practices, which products are regularly sold, assigned, transferred, conveyed or disposed of (and non-exclusive licenses with respect to such products) shall not be taken into account for purposes of this clause (y)) on or after August 30, 2012, are no more than $36 million in the aggregate for all such transactions calculated based on the gross revenues for any applicable Subsidiary for the twelve month period ending on June 30, 2012 (assuming no restatements of the financial statements for such period, otherwise in the event of a restatement such numbers shall be recalculated accordingly), as set forth in audited financial statements prepared in each case in accordance with US generally acceptable accounting principles, consistently applied ("GAAP"); provided, that the foregoing shall not constitute an exception to a Fundamental Transaction for any transaction or series of transactions that result in the transfer (whether by any of the methods contemplate in clauses (A)(i) or (A)(ii) of the definition of Fundamental Transaction or a combination thereof) of any Subsidiary and/or assets of any Subsidiary representing more than a majority of the consolidated gross revenues of the Company and all of its Subsidiaries based on the gross revenues from the trailing twelve month period ending on last date of the most recent income statement publicly disclosed in the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K prior to such transaction, in each case prepared in accordance with GAAP). For the avoidance of doubt: (i) the provisions in the foregoing sentence shall no longer be applicable with respect to any transaction consummated after February 27, 2014, (ii) the provisions in the foregoing sentence shall not create any exceptions to the definition of Fundamental Transaction other than as explicitly set forth in the foregoing sentence, and (iii) any attempt to directly or indirectly structure a transaction or series of transactions to circumvent the intent of the forgoing provision shall be null and void.”

7.         General Amendment. In the event the Company consummates a Fundamental Transaction whereby the Successor Entity (or its Parent) in such Fundamental Transaction effects the acquisition of 100% of the equity of the Company by paying only cash consideration and the Company and the Successor Entity (or its Parent), as applicable, have complied in all respects with all provisions governing such Fundamental Transactions pursuant to Section 4 of the Warrants, the following provisions shall no longer apply after the consummation of such Fundamental Transaction: (i) Section 4(g) of the Securities Purchase Agreement requiring the Company to maintain the listing of the Common Stock and to list the Adjustment Shares and the Warrant Shares on an Eligible Market and (ii) Section 8 of the Registration Rights Agreement requiring the Company to file periodic reports in accordance with the 1934 Act.

8.         Acknowledgment. Other than as explicitly amended in this Agreement, the provisions of the Transaction Documents shall remain in full force and effect.

9.         Fees. Within one Business Day following execution of this Agreement, the Company hereby agrees to reimburse the Investor for its legal fees and expenses up to a maximum aggregate amount of $65,000 (the “Legal Fee Payment”) (in connection with the preparation, review and negotiation of this Agreement and all other agreements entered into with other investors substantially similar to this Agreement and entered into substantially simultaneously with this Agreement in connection with transactions contemplated thereby and any prior unpaid and outstanding legal fees and expenses incurred by Schulte Roth & Zabel LLP to date with respect to the Transaction Documents or any proposed amendments or waivers thereto), by paying any such amount to Schulte Roth & Zabel LLP by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP. Except as otherwise set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, review, execution, delivery and performance of this Agreement.

10.         Disclosure of Transactions. On or before 9:30 a.m., New York City time, on August 30, 2012, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement and the Other Agreements in the form required by the 1934 Act and attaching a form of this Agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the undersigned with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express prior written consent of the Investor.

11.         Settlement and Complete Agreement. Effective upon the Effective Time, the Company and the undersigned Investor agree that the provisions of this Agreement are in full settlement of any claims for, or relating to, payment of Adjustment Shares (or cash in lieu thereof as contemplated by Section 1(b)(v) of the Securities Purchase Agreement, whether due as interest or a penalty payment), that may be issued under the Securities Purchase Agreement and that, upon consummation of the transactions contemplated by this Agreement, no further Adjustment Shares (or cash in lieu thereof, or other cash with respect to the Adjustment Shares or cash in lieu thereof) are issuable under the Securities Purchase Agreement and that Investor shall have no claims, rights or causes of action in any way related thereto or for any purported breach related thereto (the “Existing Claims”). The foregoing release applies only to the Existing Claims and extends to no other contract, debt, account, agreement, obligations, cause of action, liability or undertaking by and between the parties, which, if existing, shall survive this release and remain in full force and effect and undisturbed by this specific release. In entering into this Agreement, each Party acknowledges that it has received adequate information to enter into this Agreement, that it has relied solely on the terms and conditions set forth herein in entering into this Agreement, that it has not relied on any promise, representation or warranty, express or implied, not contained in this Agreement and that it has been represented by counsel in connection with this Agreement. The provisions of the Agreement shall be interpreted in a manner to effect the intent of the Parties.

12.         Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Investor with respect to any amendment, settlement or waiver (each a “Settlement Document”) relating to the Exiting Claims, is or will be more favorable to such Person (other than with respect to legal fee reimbursement) than those of the Investor and this Agreement shall be, without any further action by the Investor or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms contained in such Settlement Document. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to the Transaction Documents) as the Investor may reasonably request to further effectuate the foregoing.

13.         Notices. Notices hereunder shall be delivered in accordance with the Section 9(f) of the Securities Purchase Agreement.

14.         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

15.         Entire Agreement; Interpretation. This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof, and supersedes all prior agreements with respect to the subject matter hereof. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

16.         Invalidity. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

17.         Amendments. This Agreement may be modified, amended or otherwise changed only in a writing signed by the Company and the Investors constituting Required Holders.

18.         Successors. This Agreement shall bind the successors and permitted assigns of the Parties, and inure to the benefit of any successor or permitted assign of any of the parties; provided, however, that no party may assign this Agreement without the prior written consent of the other Parties. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the Parties hereto and their respective successors and assigns.

19.         Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties hereto. Counterparts delivered by electronic transmission shall be deemed to be originally signed counterparts.

20.         Termination. In the event that the Effective Time shall not have occurred on or prior to the second Business Day following the date hereof because of any act or omission by the Company, the Investor shall have the option to terminate this Agreement by delivering a written notice to that effect to the Company without any liability to the Investor. Upon delivery of any such notice, subject to the Company’s obligation to reimburse the Investor for its legal fees pursuant to Section 9 hereof (which obligation shall survive such termination), all provisions of this Agreement shall be void ab initio.

[Signature page follows]

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Settlement and Amendment Agreement to be duly executed as of the date first written above.

COMPANY:

KIT DIGITAL, INC.

By:
Fabrice Hamaide
Chief Financial Officer

[Signature Page to Settlement and Amendment Agreement]

INVESTOR:

By:
Name:
Title:

[Signature Page to Settlement and Amendment Agreement]